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                        CENTRAL VALLEY COMMUNITY BANCORP

                       NONSTATUTORY STOCK OPTION AGREEMENT

1.       GRANT.

         Central Valley Community Bancorp, a California corporation (the "Company"), hereby grants to ________________________ (the "Optionee"), an option (the "Option") to purchase a total of __________ Shares of common stock of the Company, at the price set forth below, which Option is in all respects subject to the terms, definitions and provisions of the Central Valley Community Bancorp 2000 Stock Option Plan (the "Plan"). Capitalized terms used herein shall have the meanings assigned to them in the Plan.

2.       NATURE OF THE OPTION.

         This Option is intended by the Company and the Optionee to be a Nonstatutory Option and does not qualify for any special tax benefits to the Optionee. This option is NOT an Incentive Stock Option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended.

3.       EXERCISE PRICE.

         The Exercise Price is $__________ for each share of common stock, which price is not less than the Fair Market Value per share of the common stock of the Company on the Grant Date (set forth below).

4.       TERM OF OPTION.

         Subject to earlier termination as provided in the Plan, this Option shall terminate on _________________, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

5.       EXERCISE OF OPTION.

         This Option shall be exercisable during its term in accordance with the provisions of the Plan as follows:

         (a) RIGHT TO EXERCISE. This Option shall vest cumulatively from the date of grant of the Option, exercisable as follows: [ immediately as to ________________ Shares, or _________ percent (_____%) of the Option ]; as to
________________ Shares, or __________ percent (_____%) of the Option, on the first anniversary of the Grant Date; and as to additional increments of ______________ Shares or ______ percent (______%) of the Option, on each subsequent anniversary of the Grant Date thereafter.

         (b) MINIMUM EXERCISE. This Option may not be exercised for fewer than 10 Shares nor for a fraction of a Share.

         (c) METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise the Option and specify the number of whole Shares in respect of which the Option is being exercised. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail, to the Secretary of the Company accompanied by payment of the Exercise Price as specified below.

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         No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or inter-dealer quotation system upon which the shares of the Company's common stock may then be listed or quoted. Assuming such compliance, the Shares shall be considered transferred to the Optionee as of the date on which the Option is exercised with respect to such Shares. An Optionee shall have no rights as a shareholder of the Company with respect to any Shares until the issuance of a stock certificate to the Optionee for such Shares.

         (d) METHOD OF PAYMENT. The entire Exercise Price of Shares issued under this Option shall be payable in cash or by certified check, official bank check, or the equivalent thereof acceptable to the Company at the time when such Shares are purchased. Such payment also shall include the amount of any withholding tax obligation which may arise in connection with the exercise, as determined by the Company. In addition, payment may be made in any of the following forms:

         SURRENDER OF STOCK. Payment of all or part of the Exercise Price and any withholding taxes may be made all or in part with Shares which have already been owned by the Optionee or Optionee's representative for more than 6 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased pursuant to exercise of the Option.

         EXERCISE/SALE. Payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

         EXERCISE/PLEDGE. Payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

         (e) TERMINATION OF SERVICE. In the event that the Optionee's Service as an Employee terminates:

                  (i) As a result of such Optionee's death or Total and Permanent Disability, the term of this Option shall expire twelve months after such death or Total and Permanent Disability, unless such date is extended by the Committee pursuant to the Plan, but not later than the expiration date specified in Section 4 above.

                  (ii) As a result of termination by the Company for cause as defined in the Plan, this Option shall expire at the time notice or advice of such removal or termination is dispatched by the Company and, notwithstanding anything else herein to the contrary, neither the Optionee nor the Optionee's estate shall be entitled to exercise this Option with respect to any Shares whatsoever after such removal or termination. As used in this paragraph (ii), Company includes Subsidiaries of the Company.

                  (iii) As a result of termination for any reason other than Total and Permanent Disability, death or cause, the term of the Option shall expire three months after such termination, unless such date is extended by the Committee pursuant to the Plan, but not later than the original expiration date specified in Section 4 above.


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         Neither the Plan nor this Option shall be deemed to give Optionee a right to remain an Employee or consultant of the Company or Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any Employee or consultant at any time, with or without cause, subject to applicable laws and the terms of any written employment agreement.

6.       NON-TRANSFERABILITY OF OPTION.

         This Option may be exercised during the lifetime of Optionee only by Optionee and may not be transferred in any manner other than by will or by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor/settlor, or by gift to "immediate family", as that term is defined in 17 C.F.R. 240.16a-1(e) or successor statute or regulation thereto. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7.       ADJUSTMENT OF SHARES.

         In the event of a subdivision or split of the outstanding shares of common stock of the Company, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding shares of common stock (by reverse stock split, reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Company shall make appropriate adjustments in the number of Shares covered by the Option and in the Exercise Price of the Option.

         In the event that the Company is a party to a merger or other reorganization, the Option shall be subject to the agreement of merger or reorganization.

         Except as provided in the Plan, Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to the Option. The grant of this Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

8.       TAXATION UPON EXERCISE OF OPTION.

         Optionee understands that upon exercise of this Option, the Optionee will generally recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares over the exercise price. With respect to any Optionee that is a Payroll Employee only within the definition of
Section 2(f)(i) of the Plan, the Company will be required to withhold tax from Optionee's current compensation with respect to such income; to the extent that Optionee's current compensation is insufficient to satisfy the withholding tax liability, the Company may require the Optionee to make a cash payment to cover such liability as a condition of exercise of this Option. The Optionee may elect to pay such tax by (i) requesting the Company to withhold a sufficient number of Shares from the Shares otherwise due upon exercise or (ii) by delivering a sufficient number of Shares of the Stock which have been previously held by the Optionee for such a period of time as the Committee may require. The aggregate value of the Shares withheld or delivered, as determined by the Committee must be sufficient to satisfy all such applicable taxes, except as otherwise permitted by the Committee. If the Optionee is


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subject to Section 16 of the Securities Exchange Act of 1934, as amended, the
Optionee's election must be made in compliance with rules and procedures established by the Committee.

         THE FEDERAL TAX CONSEQUENCES OF STOCK OPTIONS ARE COMPLEX AND SUBJECT TO CHANGE. ACCORDINGLY, OPTIONEE (OR HIS OR HER GUARDIAN, ESTATE OR LEGATEE) SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR BEFORE EXERCISING ANY OPTION OR DISPOSING OF ANY SHARES ACQUIRED UPON THE EXERCISE OF AN OPTION.

Grant Date: __________________________


CENTRAL VALLEY COMMUNITY BANCORP



By: _________________________________
         ____________________, President


By: _________________________________

         ____________________, Secretary

         Optionee represents that Optionee has received a copy of the Plan, has read the terms and provisions of this Option and hereby accepts the same subject to all the terms and provisions of the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions, or interpretations of the Board of Directors or its duly appointed Committee upon any questions arising under the Plan or this Option Agreement.

Dated: ____________________________


___________________________________
Optionee


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